Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS OF

XACTLY CORPORATION

Originally Adopted March 1, 2005

Amended and Restated June 23, 2010

Amended and Restated November 14, 2014

- i -

TABLE OF CONTENTS

(Continued)

- ii -

TABLE OF CONTENTS

(Continued)

		Page

10.9	Waiver	19
10.10	Transfers Prohibited	19
10.11	Termination	19
10.12	Legend	19

ARTICLE XI — AMENDMENTS		19

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BYLAWS

ARTICLE I — MEETINGS OF STOCKHOLDERS

1.1 Place of Meetings. Meetings of stockholders of Xactly Corporation (the “Company”) shall be held at any place, within or outside the State of Delaware, determined by the Company’s board of directors (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

1.2 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. The Company shall not be required to hold an annual meeting of stockholders, provided that (i) the stockholders are permitted to act by written consent under the Company’s certificate of incorporation and these bylaws, (ii) the stockholders take action by written consent to elect directors and (iii) the stockholders unanimously consent to such action or, if such consent is less than unanimous, all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

1.3 Special Meeting. A special meeting of the stockholders may be called at any time by the Board, Chairperson of the Board, Chief Executive Officer or President (in the absence of a Chief Executive Officer) or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If any person(s) other than the Board calls a special meeting, the request shall:

(i) be in writing;

(ii) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(iii) be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board, the Chief Executive Officer, the President (in the absence of a Chief Executive Officer) or the Secretary of the Company.

The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with the provisions of sections 1.4 and 1.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

1.4 Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with either section 1.5 or section 7.1 of these bylaws not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

1.5 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given:

(i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Company’s records; or

(ii) if electronically transmitted as provided in section 7.1 of these bylaws.

An affidavit of the Secretary or an Assistant Secretary of the Company or of the transfer agent or any other agent of the Company that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.6 Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in section 1.7, until a quorum is present or represented.

1.7 Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.8 Conduct of Business. Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by the Chief Executive Officer, or in the absence of the foregoing persons by the President, or in the absence of the foregoing persons by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

1.9 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of section 1.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If authorized by the Board, the requirement of a written ballot for the election of directors shall be satisfied by a ballot submitted by electronic transmission (as defined in section 7.2 of these bylaws), provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

1.10 Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

An electronic transmission (as defined in section 7.2) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Company can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission.

In the event that the Board shall have instructed the officers of the Company to solicit the vote or written consent of the stockholders of the Company, an electronic transmission of a stockholder written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Company or to a person designated by the Secretary or the President. The Secretary or the President of the Company or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in Section 228 of the DGCL. In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

1.11 Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

(i) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting;

(ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board; and

(iii) in the case of determination of stockholders for any other action, shall not be more than sixty days prior to such other action.

If no record date is fixed by the Board:

(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board may fix a new record date for the adjourned meeting.

1.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

1.13 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Company’s principal executive office. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II — DIRECTORS

2.1 Powers. Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

2.2 Number of Directors. The number of directors shall be determined from time to time by resolution of the Board, provided that the Board shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3 Election, Qualification and Term of Office of Directors. Except as provided in section 2.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

2.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

2.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6 Conduct of Business. Meetings of the Board shall be presided over by the Chairperson of the Board, if any, or in his or her absence by the Vice Chairperson of the Board, if any, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.8 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i)	delivered personally by hand, by courier or by telephone;

(ii)	sent by United States first-class mail, postage prepaid;

(iii)	sent by facsimile; or

(iv)	sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting.

2.9 Quorum. At all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

2.12 Approval of Loans to Officers. The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Company.

2.13 Removal of Directors. Unless otherwise restricted by statute, the certificate of incorporation or these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE III — COMMITTEES

3.1 Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Company,

3.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)	section 2.5 (Place of Meetings; Meetings by Telephone);

(ii)	section 2.7 (Regular Meetings);

(iii)	section 2.8 (Special Meetings; Notice);

(iv)	section 2.9 (Quorum);

(v)	section 2.10 (Board Action by Written Consent Without a Meeting); and

(vi)	section 6.10 (Waiver of Notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board; and

(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE IV — OFFICERS

4.1 Officers. The officers of the Company shall be a President and a Secretary. The Company may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

4.2 Appointment of Officers. The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of sections 4.3 and 4.5 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

4.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Company may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

4.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

4.5 Vacancies in Offices. Any vacancy occurring in any office of the Company shall be filled by the Board or as provided in section 4.2.

4.6 Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the President or any other person authorized by the Board or the President is authorized to vote, represent and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7 Authority and Duties of Officers. Except as otherwise provided in these bylaws, the officers of the Company shall have such powers and duties in the management of the Company as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V — RECORDS AND REPORTS

5.1 Maintenance and Inspection of Records. The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal executive office.

5.2 Inspection by Directors. Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

5.3 Annual Report. The Company shall cause an annual report to be sent to the stockholders of the Company to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the Company’s shares, the requirement of sending of an annual report to the stockholders of the Company is expressly waived (to the extent permitted under applicable law).

ARTICLE VI — GENERAL MATTERS

6.1 Stock Certificates; Partly Paid Shares. The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Company by the Chairperson of the Board or Vice Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Company in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Company shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 Special Designation on Certificates. If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.3 Lost Certificates. Except as provided in this section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

6.5 Dividends. The Board, subject to any restrictions contained in either (i) the DGCL, or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

6.6 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

6.7 Seal. The Company may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

6.8 Stock Transfer Agreements. The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.9 Registered Stockholders. The Company:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.10 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VII — NOTICE BY ELECTRONIC TRANSMISSION

7.1 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any such consent shall be deemed revoked if:

(i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.2 Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.3 Inapplicability. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.4 Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.5 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE VIII — FORUM FOR CERTAIN ACTIONS

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the certificate of incorporation, or these bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws; or (v) any action asserting a claim against the Company governed by the internal affairs doctrine; in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX — INDEMNIFICATION

9.1 Indemnification of Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Company who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

9.2 Indemnification of Others. The Company shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Company who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

9.3 Prepayment of Expenses. The Company shall pay the expenses incurred by any officer or director of the Company, and may pay the expenses incurred by any employee or agent of the Company, in defending any Proceeding in advance of its final disposition;  provided that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim. If a claim for indemnification or payment of expenses under this Article IX is not paid in full within sixty days after a written claim therefor has been received by the Company the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X — RIGHT OF FIRST REFUSAL

10.1 Right of First Refusal. No stockholder shall sell, assign, pledge or in any manner transfer any of the shares of stock of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer that meets the requirements set forth in this Article X.

10.2 Notice of Proposed Transfer. If a stockholder (a “Transferring Stockholder”) desires to transfer any shares of stock of the Company (the “Offered Stock”), then the Transferring Stockholder shall deliver a written notice (the “Stockholder Notice”) to the Company and each other stockholder then holding at least 1,000,000 shares of the Company’s outstanding preferred stock or common stock issued upon conversion of preferred stock (as appropriately adjusted for any stock split, dividend, combination, recapitalization or similar event) (each a “Major Investor”) stating (a) the Transferring Stockholder’s bona fide intention to transfer such Offered Stock; (b) the number of shares of Offered Stock; (c) the name, address and relationship, if any, to the Transferring Stockholder of each proposed transferee; (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Transferring Stockholder proposes to transfer such Offered Stock (the “Offered Price”); and (e) any other material terms of the proposed transfer. Upon the request of the Company or a Major Investor, the Transferring Stockholder will promptly furnish such information to the Company and to the Major Investors as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

10.3 Exercise of Right of First Refusal.

(i) The Company and Major Investors’ Rights. With respect to any transfer by a Transferring Stockholder, the Company and the Major Investors shall have rights of first refusal (the “Right of First Refusal”) to purchase all or any portion of the Offered Stock, exercisable as set forth in section 9.3(ii) and section 9.3(iii) hereof.

(ii) Exercise of the Company’s Right of First Refusal. The Company’s Right of First Refusal may be exercised as follows:

(a) The Company shall have the opportunity to purchase all or any portion of the Offered Stock.

(b) If the Company desires to purchase all or any portion of the Offered Stock, the Company must, within the ten (10) day period (the “Company Refusal Period”) commencing on the date of receipt of the Stockholder Notice, give written notice to the Transferring Stockholder of the Company’s election to purchase all or a stated portion of the Offered Stock. To the extent that the Company elects not to purchase all of the Offered Stock, the remaining portion of the Offered Stock may be purchased by the Major Investors as set forth in section 9.3(iii) below.

(c) Within five (5) days after expiration of the Company Refusal Period, the Company will give written notice (the “Company’s Expiration Notice”) to the Transferring Stockholder and to the Major Investors specifying either (A) that all or a portion of the Offered Stock was subscribed by the Company exercising its Right of First Refusal (and if less than all of the Offered Stock was subscribed for by the Company, the number of shares of Offered Stock so subscribed), or (B) that the Company waived its right to purchase any portion of the Offered Stock. Notwithstanding any failure by the Company to deliver a Company’s Expiration Notice, a failure by the Company to exercise its Right of First Refusal within the Company Refusal Period shall be deemed a waiver of such right, however such failure shall not affect the Major Investors’ Right of First Refusal as set forth in section 9.3(iii) below.

(iii) Exercise of Major Investors’ Right of First Refusal. The Major Investors’ Right of First Refusal may be exercised as follows:

(a) To the extent the Company does not purchase all of the Offered Stock, the Major Investors shall have the opportunity to purchase any or all of the remaining, unpurchased portion of the Offered Stock.

(b) If a Major Investor desires to purchase all or a portion of such Major Investor’s Share of the Offered Stock, such Major Investor must, within a twenty (20) day period (the “Major Investor Refusal Period”) commencing on the earlier of the date of (A) the Company’s Expiration Notice or (B) the fifteenth (15th) day after the Stockholder Notice, give written notice (the “Major Investor Notice”) to the stockholder and to the Company of such Major Investor’s election to purchase all or a portion of such Major Investor’s Share of the Offered Stock and shall set forth in the Major Investor Notice the number of shares of Offered Stock such Major Investor elects to purchase. In the event that a Major Investor (a “Non-Fully Purchasing Major Investor”) elects to purchase less than (or none of) such Non-Fully Purchasing Major Investor’s Share of the Offered Stock, (A) such Non-Fully Purchasing Major Investor shall, within five (5) days after expiration of the Major Investor Refusal Period, give written notice (the “Major Investor’s Expiration Notice”) to the Transferring Stockholder that such Non-Fully Purchasing Major Investor is waiving its right to purchase such portion of (or all of) the Non-Fully Purchasing Major Investor’s Share of the Offered Stock under this section 9.3(iii); and (B) the Transferring Stockholder shall, within ten (10) days after expiration of the Major Investor Refusal Period, give each Major Investor who has timely agreed to purchase all of such Major Investor’s Share of the Offered Stock (a “Fully Purchasing Major Investor”) written notice of the failure of any Non-Fully Purchasing Major Investor to purchase all of such Non-Fully Purchasing Major Investor’s Share of the Offered Stock (the “Over-Allotment Notice”). Each Fully Purchasing Major Investor shall have a right of over-allotment such that such Fully Purchasing Major Investor may purchase its pro rata portion (based on the number of shares of the Company’s then outstanding preferred stock or common stock issued upon conversion of preferred stock held by the Fully Purchasing Major Investors only) of the unpurchased portion of the Non-Fully Purchasing Major Investors’ Share of such Offered

Stock at any time within five (5) days after receiving the Over-Allotment Notice (the “Over-Allotment Period”). Notwithstanding any failure by a Major Investor to deliver the Major Investor’s Expiration Notice, a failure by a Major Investor to exercise its Right of First Refusal within the Major Investor Refusal Period, or its right of over-allotment within the Over-Allotment Period, as the case may be, shall be deemed a waiver of such right. For purposes of this Article X, “Major Investor’s Share” means, with respect to any Major Investor, (i) an amount determined by multiplying (x) the number of shares of Offered Stock by (y) the ratio determined by dividing (A) the number of shares of the Company’s then outstanding preferred stock or common stock issued upon conversion of preferred stock then held by such Major Investor by (B) the aggregate number of shares of the Company’s then outstanding preferred stock or common stock issued upon conversion of preferred stock then held by all Major Investors.

10.4 Purchase Price. The purchase price for the Offered Stock to be purchased by the Company or by any Major Investor exercising its Right of First Refusal under this Article X will be the Offered Price, but will be payable as set forth in section 9.5 hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Major Investor and the Transferring Stockholder absent fraud or error.

10.5 Payment. Payment of the purchase price for the Offered Stock purchased by the Company or by any Major Investor exercising its Right of First Refusal shall be made (A) within seven (7) days after the later of the date of the Major Investor Notice or seven (7) days after the end of the Over-Allotment Period, or (B) prior to the sixtieth (60th) day following the Stockholder Notice. Payment of the purchase price will be made by the Company and/or any such Major Investor (i) in cash or by wire transfer of immediately available funds, (ii) by cancellation of all or a portion of any outstanding indebtedness of the Transferring Stockholder to the Company or any such Major Investor, as applicable, or (iii) by any combination of the foregoing.

10.6 Rights as a Stockholder. If the Company or a Major Investor exercises its Right of First Refusal to purchase all or any portion of the Offered Stock, then, upon consummation of such purchase, the Transferring Stockholder will have no further rights as a holder of the portion of the Offered Stock so purchased by the Company and/or any Major Investor, except the right to receive payment for such portion of the Offered Stock from the Company or any such Major Investor in accordance with this Article X, and the Transferring Stockholder will forthwith cause all certificate(s) evidencing such portion of the Offered Stock to be surrendered to the Company for transfer to the Company or to any such Major Investor.

10.7 Stockholder’s Right to Transfer. To the extent that the Company or the Major Investors have elected to purchase less than all (or none) of the Offered Stock, then, the Transferring Stockholder may transfer that portion of the Offered Stock proposed to be sold by the Transferring Stockholder, to any person named as a purchaser or other transferee in the Stockholder Notice, at the Offered Price or at a higher price; provided that such transfer (i) is consummated within ninety (90) days after the date of the Stockholder Notice and (ii) is made in accordance with all the terms of this Article X. If the Offered Stock is not so transferred during such ninety (90) day period, then the Transferring Stockholder may not transfer any of such Offered Stock without complying again in full with the provisions of this Article X.

10.8 Exceptions. Anything to the contrary contained in this Article X notwithstanding, except for any determination made by the Board pursuant to section 9.10, each of the following transactions shall be exempt from the provisions of this Article X:

(i) if a stockholder is a natural person, the transfer of any shares without consideration: (a) to such stockholder’s spouse, lineal descendant or antecedent, father, mother, brother, sister, adopted child or adopted grandchild; (b) to the spouse of such stockholder’s child, adopted child, grandchild or adopted grandchild; (c) to a trust or trusts for the exclusive benefit of such stockholder or such stockholder’s family members as described in this section 9.8(i); or (d) by devise or descent;

(ii) if a stockholder is a partnership, the transfer of any shares to a partner, retired partner or affiliated fund of such stockholder;

(iii) if a stockholder is a limited liability company, the transfer of any shares to a member, former member or affiliated fund of such stockholder;

(iv) if a stockholder is a corporation, the transfer of any shares to any or all of its stockholders; and

(v) any transfer of shares made: (i) in connection with a Liquidation Event (as such term is defined in the Company’s Restated Certificate of Incorporation) or (ii) at or pursuant to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company.

In any such case, the transferee, assignee or other recipient shall receive and hold the stock subject to the provisions of this Article X, and there shall be no further transfer of the stock except in accordance with this Article X.

10.9 Waiver. The provisions of this Article X may be waived with respect to any transfer by the Company and holders of at least a majority of the shares of the Company’s then outstanding (i) preferred stock and (ii) common stock issued upon conversion of preferred stock, then held by the Major Investors.

10.10 Transfers Prohibited. Any transfer, or purported transfer, subject to the Right of First Refusal in this Article X shall be null and void unless made in accordance with this Article X. In addition, any transfer, or purported transfer to a transferee that is a direct competitor of the Company, as determined by the Board in its sole discretion, shall be null and void unless approved by the Board.

10.11 Termination. The Right of First Refusal contained in this Article X shall terminate upon (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Company or (ii) upon the closing of a Liquidation Event (as such term is defined in the Company’s Restated Certificate of Incorporation).

10.12 Legend. The certificates representing shares of stock of the Company shall bear a legend substantially to the following effect so long as the Right of First Refusal in this Article X remains in effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND CERTAIN MAJOR INVESTORS, AS PROVIDED IN THE BYLAWS OF THE COMPANY.

ARTICLE XI — AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote. However, the Company may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.